As filed with the Securities and Exchange Commission on March 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jade Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	83-1377888
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Jade Biosciences, Inc.

221 Crescent St., Building 23, Suite 105

Waltham, MA 02453

(Address of Principal Executive Offices, Zip Code)

Jade Biosciences, Inc. 2025 Stock Incentive Plan

Jade Biosciences, Inc. 2025 Employee Stock Purchase Plan

(Full title of the plans)

Elizabeth Balta

Chief Legal Officer and Corporate Secretary

Jade Biosciences, Inc.

221 Crescent St., Building 23, Suite 105

Waltham, MA 02453

(781) 312-3013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Cheston J. Larson

Matthew T. Bush

Anthony A. Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional 3,535,788 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Jade Biosciences, Inc., a Nevada corporation (the “Registrant”), for issuance under the Jade Biosciences, Inc. 2025 Stock Incentive Plan (the “2025 Plan”), as well as the offer and sale of an additional 707,157 shares of Common Stock for issuance under the Jade Biosciences, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”). In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement on Form S-8 (File No. 333-288425), previously filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2025 with respect to the 2025 Plan and the ESPP, are hereby incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of Form S-8 will be delivered to the grantee as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 6, 2026; and

(b)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A (File No. 001-40544), filed with the Commission on August  13, 2025, as updated by the Description of Registered Securities filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 6, 2026, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant has disclosed or discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it has furnished or may from time to time furnish to the Commission is or will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 1, 2025).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 1, 2025).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Jade Biosciences, Inc. 2025 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 1, 2025).

99.2	Form of Grant Notice for Stock Option and Standard Terms and Conditions for Stock Options under the Jade Biosciences, Inc. 2025 Stock Incentive Plan (Directors) (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-8, filed with the Commission on June 30, 2025).

99.3	Form of Grant Notice for Stock Option and Standard Terms and Conditions for Stock Options under the Jade Biosciences, Inc. 2025 Stock Incentive Plan (Employees) (incorporated by reference to Exhibit 99.3 to the Registrant’s Form S-8, filed with the Commission on June 30, 2025).

99.4	Form of Grant Notice for Restricted Stock Units and Standard Terms and Conditions for Restricted Stock Units under the Jade Biosciences, Inc. 2025 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 10-K, filed with the Commission on March 6, 2026).

99.5	Jade Biosciences, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 1, 2025).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Waltham, Commonwealth of Massachusetts, on the 6th day of March 2026.

JADE BIOSCIENCES, INC.

By:	/s/ Bradford Dahms
Name:	Bradford Dahms
Title:	Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom Frohlich, Bradford Dahms and Elizabeth Balta and each of them (with full power to each of them to act alone), the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Frohlich Tom Frohlich	Chief Executive Officer and Director (principal executive officer)	March 6, 2026

/s/ Bradford Dahms Bradford Dahms	Chief Financial Officer and Treasurer (principal financial and accounting officer)	March 6, 2026

/s/ Eric Dobmeier Eric Dobmeier, J.D.	Chair of the Board	March 6, 2026

/s/ Chris Cain Chris Cain, Ph.D.	Director	March 6, 2026

/s/ Tomas Kiselak Tomas Kiselak	Director	March 6, 2026

/s/ Lawrence Klein Lawrence Klein, Ph.D.	Director	March 6, 2026

/s/ Erin Lavelle Erin Lavelle	Director	March 6, 2026